Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68855) of PMA Capital Corporation of our report dated June 22, 2000 relating to the financial statements of the PMA Capital Corporation 401(k) Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York
June 27, 2000



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